SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 19, 2007

New Horizons Worldwide, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17840 (Commission File Number)	22-2941704 (I.R.S. Employer Identification No.)

1900 S. State College Boulevard, Suite 650
Anaheim, CA	92806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (714) 940-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2007, New Horizons Worldwide, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate”) to the Company’s Restated Certificate of Incorporation.  The Certificate is effective as of November 19, 2007.  The Certificate effects an increase the number of authorized shares of the Company’s capital stock to 32,000,000 shares, of which 30,000,000 shares are common stock and 2,000,000 shares are preferred stock.  In addition, the Certificate eliminates the multiple classes of directors on the Company’s Board of Directors and provides that all directors will be elected annually.

A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Certificate of Amendment to Restated Certificate of Incorporation of New Horizons Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

By:	/s/ Gregory E. Marsella
Gregory E. Marsella
Vice President, Secretary and General Counsel

Dated: November 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of New Horizons Worldwide, Inc.